SECURITIES AND EXCHANGE COMMISSION

                                     Washington, D.C. 20549


                                            FORM 8-K


                                         CURRENT REPORT


                             Pursuant to Section 13 or 15(d) of the
                                Securities Exchange Act of 1934.



                        Date of Report (Date of Earliest event reported):
                                          July 11, 1996


                                       AMERICAN TOYS, INC.
                     (Exact name of registrant as specified in its charter)


Delaware                 0-24742                     13-3704059
State of                 Commission File             IRS Employer
Incorporation            Number.                     Identification
No.


                                      448 West 16th Street
                                    New York, New York  10011
                             Address of principal executive offices

Registrant's telephone number, including area code (212) 391-2272


                                              None
                  (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

          In June 1996, European Ventures Corp. ("EVC"), a British Virgin Island corporation, of which Moses Mika is the sole officer, director and stockholder, acquired 3,106,005 shares of registrant's common stock, par value $.01 per share (the "Common Stock") in exchange for 400,000 shares of common stock of Multimedia Concepts International, Inc., a Delaware corporation ("Media"), which shares are quoted on the Nasdaq SmallCap
Stock Market. Mr. Mika is the father of Ilan Arbel, the president and Chief Executive Officer of the Registrant and a director of Media. The shares of Common Stock issued to EVC will not be eligible to receive the spin-off distribution referred to below. In May 1996, Media acquired 51% of the outstanding shares of common stock of Video On-Line USA, Inc.
("Video"). Video was formed by EVC, which company retained 49% of the outstanding shares of Video. In June 1996, EVC exchanged all of its shares of Video for five year options to purchase 3,000,000 shares of the Common Stock at an exercise price of $2.00 per share and 100,000 shares at an exercise price of $2.50.

          In addition, pursuant to the terms of a five year employment agreement by and between the Registrant and Ilan Arbel dated as of June 1, 1996, the Registrant granted Mr. Arbel an option to purchase 1,000,000 shares of Common Stock at $1.00 per share for a period of five years and 2,250,000 shares at $1.33 exercisable until December 31, 1996. In July 1996, Ilan Arbel, exercised his option to purchase 1,000,000 shares at $1.00 in full.

          Presently, there are 5,000,000 shares of Registrant outstanding, of which EVC owns 62%, Ilan Arbel owns 20%, and whereby Mr. Arbel through his families ownership controls approximately 82% of the outstanding shares of Common Stock, which does not include (i) 600,000 shares issuable pursuant to the Registrant's Private Placement (as described in Item 2 below), (ii) 2,250,000 shares issuable upon the consummation of the acquisition of Labyrinth Communications Technologies Group, Inc. ("Labyrinth"), (iii) 1,000,000 shares issuable upon the exercise of an option to be delivered to Registrant upon the consummation of the acquisition of Mantra Technologies, Inc. ("Mantra") or (iv) 7,400,000 shares issuable upon the exercise of options to be issued to directors and consultants of the Registrant, upon the consummation of the acquisitions of Labyrinth and Mantra. The acquisitions of Labyrinth and Mantra are described in Item 2 below.


Item 2. Acquisition or Disposition of Assets

Registrant's Acquisition of Labyrinth Communications Technologies Group, Inc. and Mantra Technologies, Inc.

                   Registrant, has entered into a stock purchase agreement with Labyrinth (the "Labyrinth Agreement"), whereby the Registrant has agreed to acquire 51% of the outstanding shares of common stock of Labyrinth.
Pursuant to the terms of the Labyrinth Agreement, the Registrant will purchase 200,000 shares of Labyrinth's common stock or 20% of the outstanding shares for $2,000,000 and shall exchange 2,250,000 of Common Stock for 310,000 shares of Labyrinth's common stock from Dr.
Oliver Hilsenrath, the sole officer and director of Labyrinth. Upon consummation of this agreement Dr. Oliver Hilsenrath, the founder of both Labyrinth and Mantra, will become the president, chief executive officer and a director of the Registrant. In addition, Registrant has entered into a stock purchase agreement with Mantra (the "Mantra Agreement, to acquire
51% of the outstanding shares of Mantra for $500,000, with the right to acquire the remaining 49% of the outstanding shares in exchange for an aggregate of 1,000,000 shares of the Registrant's Common Stock.
Registrant shall be issued an option by the stockholders of Mantra upon the consummation of the acquisition, which option may be initially exercised only in the event that the closing bid price of the Common Stock for the period of 30 consecutive trading days prior to the date of exercise shall have been at least $5.00.

                   Labyrinth is a development stage company which is engaging in the research and development of wireless communications technology. Presently, Labyrinth is in the process of developing a series of products geared to improving the efficiency of resource utilization in wireless base stations by a mix of radio and software technologies. The technology, through computerized programming, if developed, will provide for the flexibility of allocating channels geographically by consumer demand. Presently, Labyrinth is in the process of raising $948,000 through a private placement offering. Mantra is a development stage company which is developing an advanced user interface for the Internet and other databases. The software acquaints itself with the user and probes the databases gathering items which correlate to the users.

                   The Registrant has commenced a private placement offering of its Common Stock consisting of the sale of 600,000 shares of Common
Stock for gross proceeds of $1,500,000.
                   Financial information regarding the Registrant, Labyrinth and Mantra are provided as part of Item 7.

Spin-off of shares of Play Co. Toys & Entertainment Corp.

                   In June 1996, Registrant's Board of Directors, pursuant to the consent of the majority stockholder of Registrant, which was Mister Jay Fashions International, Inc., ("Mr. Jay") at such time, authorized the spin-off of the shares of common stock of Play Co. Toys & Entertainment Corp. ("Playco") owned by the Registrant. The record date for stockholders of the Registrant to receive the distribution of the shares of Playco is August 15, 1996. Presently, the Registrant owns 2,548,930 shares or approximately 66% of the outstanding shares of common stock of Playco. In addition, Registrant, as majority stockholder of Playco has authorized the conversion of its Series D Preferred Stock owned by the Registrant to be converted into 1,157,028 shares of Playco's common stock, based on the average closing bid price ($1.21) of Playco's shares for the period from March 1, 1996 to May 31, 1996. Initially, Playco was indebted to the Registrant in the amount of $1,400,000, which was converted into one share of Playco's
Series D Preferred Stock, which share gave Registrant a preferential voting right to vote to elect the majority of the board of directors of Playco. On July 19, 1996, Playco mailed an information statement and annual report was mailed to the stockholders of Playco, describing the conversion and certain amendments to its certificate of incorporation, which action is scheduled to take place on August 9, 1996.

                   Upon the conversion of the Series D Preferred Stock Registrant would own 3,705,958 shares of Playco's common stock. The record date for the stockholders entitled to the distribution is August 15, 1996, and the distribution is expected to be sent to stockholders on August 30, 1996. As of August 15, 1996, the Registrant expects that there will be 7,850,000 shares of Common Stock outstanding. This anticipates (i) the consummation of the Labyrinth Agreement and the issuance of 2,250,000 shares of Common Stock to Dr. Oliver Hilsenrath and (ii) 600,000 shares of Common Stock issuable pursuant to the Private Placement. Only the holders of approximately 2,494,000 shares will be eligible for the distribution, which includes (i) 893,995 shares which were outstanding after the 1 for 4 reverse stock split in May 1996, (ii) 600,000 shares to be issued in the Private Placement, assuming the consummation thereof, and
(iii) 1,000,000 shares issued to Ilan Arbel in June 1996 upon the exercise of an option. The Spin-off distribution shall not include the 3,106,005 shares issued to EVC in June 1996 nor the 2,250,000 shares issuable to Dr. Oliver Hilsenrath upon the consummation of the acquisition of Labyrinth. Assuming the conversion of the Series D Preferred Stock, and Registrant owning 3,705,958 shares of Playco's common stock, the rate of distribution would be approximately 1.49 shares for each share of the Registrant owned.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of business being acquired. Shall be filed by amendment.

(b) Pro Forma Financial Information. Shall be filed by amendment.

(c) Exhibits. The following exhibits are filed herewith pursuant to Item 601 of Regulation S-B of the Securities Act of 1933, as amended, in connection with Registrant's report on Form 8-K dated July 11, 1996 under file No. O-24742.

2.1                -         Stock Purchase Agreement Among Registrant,
                             Labyrinth Communications Technology Group, Inc., and the Stockholders of Labyrinth Communications
                             Technology Group, Inc., dated July 10, 1996.

2.2                -         Stock Purchase Agreement Among Registrant,
                             Mantra Technologies, Inc., and the Stockholders of
                             Mantra Technologies, Inc., dated July 10, 1996.

4.7                -         Form of Option from Stockholders of Mantra
                             Technologies, Inc., to the Registrant.

10.73              -         Employment Agreement with Ilan Arbel.
10.74              -         Form of Employment Agreement with Dr. Oliver
Hilsenrath.
10.75              -         Form of Stockholders Agreement for Labyrinth
                             Communications Technology Group, Inc.

                                           SIGNATURES



                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized on the 24th day of July, 1996.



                                               AMERICAN TOYS, INC.



                                      By:       /s/ Ilan Arbel
                                               Ilan Arbel, President